Second Amendment to Collaboration and License Agreement 1 [*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential. Exhibit 10.3 SECOND AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT This SECOND AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT (the “Amendment”), effective as of January 1, 2022 (the “Amendment Effective Date”) is entered into by and between Agensys, Inc., a California corporation (“Agensys”) and Seagen Inc. (formerly known as Seattle Genetics, Inc.), a Delaware corporation (“SGI”). Agensys and SGI are referred to individually as a “Party,” and together as the “Parties.” RECITALS WHEREAS, Agensys and SGI entered into a Collaboration and License Agreement, dated as of January 7, 2007 , which was amended by that certain Amendment to Collaboration and License Agreement effective as of November 20, 2009 (as amended the “Collaboration Agreement”), to, among other things, collaborate on the development and commercialization of Collaboration Products (as defined in the Collaboration Agreement); WHEREAS, effective as of October 20, 2018, Agensys and SGI entered into a certain Joint Commercialization Agreement, which was amended by that certain First Amendment to the Joint Commercialization Agreement effective as of January 1, 2020 (as amended the “Commercialization Agreement”), pursuant to which the parties agreed to jointly Promote and Commercialize the Product (as defined in the Commercialization Agreement) developed under the Collaboration Agreement; and WHEREAS, the Parties now wish to amend the Collaboration Agreement to update certain details concerning the FTE rate used to calculate certain internal costs of each Party that may be incurred under both the Collaboration Agreement and the Commercialization Agreement. NOW, THEREFORE, in consideration for the mutual promises provided herein, the Parties agree to the following: AMENDMENT 1. Except as otherwise provided by this Amendment, all capitalized terms shall have the meaning set forth in the Collaboration Agreement. 2. The following definition in Section 1.1 of the Collaboration Agreement shall be amended and restated in its entirety: “Internal Expenses” means all expenses associated with an FTE; provided that the same person hours shall not be attributed to more than one FTE, and provided further that the rate per FTE (a) shall include, but shall not be limited to, direct labor (including fringe benefits), [*], (b) [*], and (c) [*]. The Parties agree that the rate per FTE shall be [*]. The rate per FTE shall be [*]. The FTE rates and any applicable [*] shall be referred to as the “FTE Fees.” 3. Except as otherwise amended hereby, the terms and provisions of the Collaboration

Second Amendment to Collaboration and License Agreement 2 Agreement shall remain in full force and effect. In the event of any conflict between the terms of the Collaboration Agreement and this Amendment, this Amendment shall control. 4. This Amendment and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California. 5. This Amendment may be signed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one amendment. [Signature page follows]

Second Amendment to Collaboration and License Agreement 3 THIS AMENDMENT IS EXECUTED by the authorized representatives of the Parties effective as of the Amendment Effective Date. AGENSYS, INC. SEAGEN INC. By: /s/ Yoshitsugu Shitaka By: /s/ Kate Skrable Name: Yoshitsugu Shitaka Name: Kate Skrable Title: Chief Scientific Officer Title: Vice President, Strategic Alliances and Partner